EXHIBIT 23(C)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Shareholders and Board of Directors
State Bank of South Orange:


     As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated January 27, 1998 and to all references to our firm included in this Registration Statement.



                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 7, 1998